The Chalone Wine Group, Ltd.


                                                                    EXHIBIT 99.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of The Chalone Wine Group, Ltd. (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas B. Selfridge, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. * 1350, as adopted pursuant to * 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ SHAWN M. CONROY BLOM
__________________________________________
Shawn M. Conroy Blom
Vice President and Chief Financial Officer
November 14, 2002





                                       21